Exhibit 99.1

General Cannabis Announces Sale of Greenhouse Office Building

General Cannabis Corp. announced today it has entered into a contract for the sale of its Greenhouse Office building in Denver, Colorado for $1,697,500. General Cannabis acquired the property in 2014 for $1,050,000. The closing is subject to customary conditions.

General Cannabis Chairman and CEO Michael Feinsod stated “Our growth over the past five years has required us to move into space that more effectively organizes our operating subsidiaries. We are pleased that this sale will result in a profit achieved over just five years of owning the property. As we plan to enter the Colorado dispensary and cultivation business and pursue further acquisitions, we expect to relocate our Next Big Crop business throughout our operating subsidiaries.  Through these actions we anticipate achieving additional synergies and operating efficiencies. We expect to close the sale and complete a move of our corporate and Iron Protection Group offices to Northwest Denver in January 2020.”

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, operational consulting and products, consumer goods and marketing consulting, and capital investments and real estate.  As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the expected closing of General Cannabis’ Greenhouse Office building, General Cannabis’ acquisition plans, the relocation of the Next Big Crop team, the expected benefits of such relocation, and similar matters.  Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements. Some of these statements may be identified by the use of the words "may," "will," "believes," "plans," "anticipates," "expects" and similar expressions. General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the possibility that the sale of the Greenhouse Office building will not be consummated at the current sale price or at all, the Company's proposed transactions will not be consummated, changes in the Company's share price, the benefits from the potential transactions may not be fully realized or may take longer to realize than expected, and other factors those described from time to time in General Cannabis' most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q under the heading "Risk Factors" and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Brian Andrews

Chief Financial Officer

General Cannabis Corp

(303) 759-1300